EXHIBIT 31.1

CERTIFICATION

I, Alvin D. Kang, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A of Nara Bancorp, Inc.

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: April 29, 2010	/s/ ALVIN D. KANG
Alvin D. Kang President and Chief Executive Officer